UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Succession Plan

On May 24, 2016, Diversified Restaurant Holdings, Inc. (the “Company”) issued a press release announcing a management succession plan that advances David G. Burke, Chief Financial Officer, to President and Chief Executive Officer on January 1, 2017, or upon the selection of a new chief financial officer, whichever comes first. Current Chairman, President and CEO, Michael Ansley, will remain as Chairman of the Board after the transition.

Mr. Burke, age 44, has served as Chief Financial Officer and Treasurer of the Company since March 22, 2010, and during that time has demonstrated the breadth of his financial expertise and business acumen and has proven his strong leadership skills and in-depth knowledge of the restaurant industry. Mr. Burke has also been a member of the Board since the Company’s inception. Mr. Burke previously served as Secretary, a member of the Audit Committee, and as Audit Committee Chairman. Prior to joining the Company, Mr. Burke was employed by Federal-Mogul Corporation, a leading global supplier of powertrain and safety technologies serving the world's foremost original equipment manufacturers and the worldwide aftermarket, where he held roles of increasing responsibility in finance, marketing, and corporate development. Mr. Burke earned a Bachelor of Science degree in mechanical engineering from the University of Dayton and a Master of Business Administration, with a concentration in finance, from the University of Michigan — Ross School of Business.

A copy of the press release is attached to this report as Exhibit 99.1.

Entry into Employment Agreement

In connection with the transition plan, the Company and Mr. Burke entered into a written employment agreement (the “Employment Agreement”) on May 19, 2016, for an initial three-year term. Pursuant to the Employment Agreement, Mr. Burke will receive a base salary of $360,000 per year from the signing date through the end of fiscal year 2016. For the fiscal years ending in 2017 and 2018, his base salary will be $405,000 and $450,000, respectively. His base salary for the fiscal year ending in 2019 will be determined by the Board of Directors.

During his term of employment, Mr. Burke will be eligible to participate in the Company's annual cash bonus plan. In fiscal years 2016, 2017, and 2018, his target bonus opportunity is 40%, 55% and 65% of base salary, respectively. Actual payments will be determined based upon a combination of Company results and individual performance against the applicable performance goals established by the Board.

Mr. Burke will be paid a one-time signing bonus in the amount of $100,000 and will be granted 100,000 shares of the Company’s common stock within two weeks following the signing date of the Employment Agreement. The stock award will be subject to the terms and conditions of the Company’s Stock Incentive Plan of 2011 and will vest ratably on January 1, 2018, January 1, 2019, and January 1, 2020.

During each year of the initial three-year term of the Employment Agreement, the Company will recommend to the Compensation Committee that it grant Mr. Burke an equity award of 50,000 shares of restricted stock. Each award will be subject to the terms and conditions of the Company’s Stock Incentive Plan of 2011 and will vest three years following the date of grant.

Mr. Burke will be eligible to participate in the employee benefit plans and programs generally available to the Company's senior executives, including group medical, dental, vision and life insurance, and disability benefits, subject to the terms and conditions of such plans and programs. Mr. Burke will also be entitled to the fringe benefits and perquisites that are made available to other similarly situated executives of the Company, including a car allowance, each in accordance with and subject to the eligibility and other provisions of such plans and programs.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of Mr. Burke’s employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “cause,” or by Mr. Burke for “good reason” (each as defined in his agreement), he would be entitled to (1) continuation of his base salary at the rate in effect immediately prior to the termination date for 12 months following the termination date, (2) a lump sum payment equal to a pro-rata portion of his annual bonus and (3) continuation of coverage of medical insurance benefits that he would otherwise be eligible to receive as an active employee of the Company for six months following the termination date. In the event of a change in control followed by termination by the Company without “cause” or by Mr. Burke for “good reason” within 12 months of the change of control, Mr. Burke would be entitled to (1) a lump sum payment equal to 1.5 times his annual base salary and target annual bonus for the year in which the termination occurs, and (2) continuation of coverage of medical insurance benefits that he would otherwise be eligible to receive as an active employee of the Company for six months following the termination date.

Mr. Burke’s receipt of the termination payments and benefits described above is contingent upon execution of a general release of any and all claims arising out of or related to his employment with the Company and the termination of his employment, and compliance with the restrictive covenants described below.

Pursuant to his employment agreement, Mr. Burke has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information, and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property. In addition, during the term of his employment and for the 18 month period following his termination of employment for any reason, Mr. Burke has agreed not to (1) compete with the Company, or (2) solicit or induce any of the Company’s employees or independent contractors to terminate their employment with the Company.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Diversified Restaurant Holdings, Inc. and David G. Burke, dated May 19, 2016

99.1	Press release of Diversified Restaurant Holdings, Inc. announcing management succession plan dated May 24, 2016

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: May 24, 2016	By:	/s/ David G. Burke
	Name:	David G. Burke
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement between Diversified Restaurant Holdings, Inc. and David G. Burke, dated May 19, 2016

99.1	Press release of Diversified Restaurant Holdings, Inc. announcing management succession plan dated May 24, 2016

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